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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): JUNE 26, 1998

                      TROPICAL SPORTSWEAR INT'L CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

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
           FLORIDA                           0-23161                               59-3420305
(State or Other Jurisdiction          (Commission File Number)          (IRS Employer Identification No.)
     of Incorporation)
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                             4902 WEST WATERS AVENUE
                            TAMPA, FLORIDA 33634-1302
                    (Address of Principal Executive Offices)

                                  813-249-4900
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

       In a press release on June 26, 1998, Tropical Sportswear Int'l Corporation ("TSI") announced that it completed the sale of $100 million of its 11% Senior Subordinated Notes due 2008 (the "Notes"). The Notes were priced and sold at 100% of their principal amount. The net proceeds from the offering, together with borrowings under TSI's new credit facility, were used to repay in full $100 million of debt under TSI's bridge financing facility. The debt under the bridge financing facility was incurred to finance the acquisition of Farah Incorporated ("Farah") pursuant to a tender offer for all outstanding shares of Farah's common stock. The tender offer was consummated on June 10, 1998. Prudential Securities Incorporated acted as initial purchaser for the transaction. The press release issued in connection therewith is filed herewith as Exhibit 99.1. In connection with the offering of the Notes, TSI prepared an Offering Memorandum dated June 18, 1998, certain portions of which are filed herewith as Exhibit 99.2. The filing of this report and the inclusion of certain portions of the Offering Memorandum herein shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (a)    Exhibits

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
         Exhibit No.       Description
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
         99.1              Press Release of Tropical Sportswear Int'l
                           Corporation dated June 26, 1998

         99.2 Certain portions of the Offering Memorandum dated June 18, 1998 of Tropical Sportswear Int'l Corporation
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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           TROPICAL SPORTSWEAR INT'L CORPORATION
                                      (Registrant)

Date:  June 26, 1998       By   /s/ N. Larry McPherson
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                                N. Larry McPherson
                                Executive Vice President - Finance and
                                Operations


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                                INDEX TO EXHIBITS

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
Exhibit
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
99.1              Press Release of Tropical Sportswear Int'l Corporation dated
                  June 26, 1998

99.2 Certain portions of the Offering Memorandum dated June 18, 1998 of Tropical Sportswear Int'l Corporation
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